Exhibit 4.5

First Supplemental Indenture

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of April 1, 2014, by and among WideOpenWest Finance, LLC, a Delaware limited liability company (the “Company”), and WideOpenWest Capital Corp., a Delaware corporation (“Finance” and, together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuers, the Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of July 17, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an initial aggregate principal amount of $725,000,000 of 10.250% Senior Notes due 2019 of the Issuers (the “Existing Notes”);

WHEREAS, Section 2.1(a) of the Indenture provides that, subsequent to the execution of the Indenture and subject to the satisfaction of certain conditions, the Issuer may issue Additional Notes (as defined in the Indenture).

WHEREAS, on the date hereof the Issuers intend to issue $100,000,000 of their 10.250% Senior Notes due 2019 constituting Additional Notes (such Additional Notes referred to herein as the “Additional Notes” and, together with the Existing Notes, the “Notes”) pursuant to the Indenture.

WHEREAS, the Issuers intend for the Additional Notes to be consolidated, form a single series and be treated as a single class for all purposes under the Indenture and be fully fungible with the Existing Notes (except that (i) the Additional Notes will be subject to a registration rights agreement and (ii) until the Additional Notes are registered and exchanged for Exchange Notes as described in the Indenture or have otherwise become freely tradable and the restrictive legend has been removed therefrom, the Additional Notes will be subject to transfer restrictions and will have a separate CUSIP number from that of any of the Existing Notes and will not be fungible with the Existing Notes) all of which shall have the terms and conditions contemplated in the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1                     Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1                     General.  In accordance with Section 2.1(a) of the Indenture, the following terms relating to the Additional Notes are hereby established:

(a)                                 Title:  The Additional Notes shall have the title “10.250% Senior Notes due 2019” and shall be consolidated, form a single series and be treated as a single class for all purposes under the Indenture and be fully fungible with the Existing Notes (except that (i) the Additional Notes will be subject to a registration rights agreement and (ii) until the Additional Notes are registered and exchanged for Exchange Notes as described in the Indenture or have otherwise become freely tradable and the restrictive legend has been removed therefrom, the Additional Notes will be subject to transfer restrictions and will have a separate CUSIP number from that of any of the Existing Notes and will not be fungible with the Existing Notes). The Additional Notes shall initially be issued as Restricted Notes.

(b)                                 Aggregate Amount: The aggregate principal amount of the Additional Notes that may be authenticated and delivered under the Indenture, as supplemented by this Supplemental Indenture shall be $100,000,000.

(c)                                  Issue Date and Price: The issue date of the Additional Notes is April 1, 2014 and the issue price is 113.00% plus accrued interest from and including January 15, 2014. Interest on the Additional Notes shall accrue from and including January 15, 2014, and the first Interest Payment Date for the Additional Notes is July 15, 2014.

ARTICLE III
MISCELLANEOUS

SECTION 3.1                     Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.2                     Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.3                     Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.4                     Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5                     The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6                     Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.7                     Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WIDEOPENWEST FINANCE, LLC

By:	/s/ Richard E. Fish, Jr.
Title:	Chief Financial Officer

WIDEOPENWEST CAPITAL CORP.

By:	/s/ Richard E. Fish, Jr.
Title:	Chief Financial Officer

GUARANTORS:

WIDEOPENWEST NETWORKS, LLC
WIDEOPENWEST ILLINOIS, LLC
WIDEOPENWEST MICHIGAN, LLC
WIDEOPENWEST OHIO, LLC
WIDEOPENWEST CLEVELAND, LLC
SIGECOM, LLC
WIDEOPENWEST MID-MICHIGAN
HOLDINGS, LLC
WIDEOPENWEST MID-MICHIGAN LLC
KITE PARENT CORP.
KNOLOGY, INC.
KNOLOGY OF MONTGOMERY, INC.
KNOLOGY TOTAL COMMUNICATIONS, INC.
KNOLOGY OF THE WIREGRASS, INC.
WIREGRASS TELCOM, INC.
COMMUNICATIONS ONE, INC.
VALLEY TELEPHONE CO., LLC
KNOLOGY BROADBAND, INC.
KNOLOGY DATA CENTER SERVICES, INC.
KNOLOGY OF CENTRAL FLORIDA, INC.
KNOLOGY PROVIDER SOLUTIONS GROUP,
INC.
KNOLOGY OF ALABAMA, INC.
KNOLOGY OF AUGUSTA, INC.
KNOLOGY OF CHARLESTON, INC.
KNOLOGY OF COLUMBUS, INC.
KNOLOGY OF GEORGIA, INC.
KNOLOGY OF HUNTSVILLE, INC.
KNOLOGY OF KENTUCKY, INC.
KNOLOGY OF KNOXVILLE, INC.

[Supplemental Indenture]

KNOLOGY OF NASHVILLE, INC.
KNOLOGY OF SOUTH CAROLINA, INC.
KNOLOGY OF SOUTH DAKOTA, INC.
KNOLOGY OF TENNESSEE, INC.
KNOLOGY OF KANSAS, INC.
ITC GLOBE, INC.
KNOLOGY OF FLORIDA, LLC
BHFC PUBLISHING, LLC
GLOBE TELECOMMUNICATIONS, INC.
KNOLOGY OF THE VALLEY, INC.
KNOLOGY COMMUNITY TELEPHONE, INC.
BLACK HILLS FIBER SYSTEMS, INC.
KNOLOGY OF THE PLAINS, INC.
KNOLOGY OF THE BLACK HILLS, LLC

By:	/s/ Richard E. Fish, Jr.
Title:	Chief Financial Officer

[Supplemental Indenture]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

[Supplemental Indenture]